Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dynex Capital, Inc.
Glen Allen, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, as amended, of our reports dated February 6, 2008, relating to the consolidated financial statements and the effectiveness of Dynex Capital, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN LLP

Richmond, Virginia
April 11, 2008